UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North, Plymouth, MN 55441

(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  None.

Securities to be registered pursuant to Section 12(g) of the Act:  None.

Christopher & Banks Corporation (the “Company”) supplements and amends Items 1 and 2 of its Registration Statement on Form 8-A (File No. 001-31390) filed with the Securities and Exchange Commission on July 6, 2012 (the “Registration Statement”) as follows:

Item 1.   Description of Registrant’s Securities to be Registered.

The Company hereby supplements and amends Item 1 to reflect the following developments with respect to the Rights (as defined below):

On May 9, 2013, the Company entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of July 5, 2012, as amended, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (the “Rights Agreement”).

The Amendment changes the expiration date of the Series A Junior Participating Preferred Stock Purchase Rights (the “Rights”) issued pursuant to the Rights Agreement from July 5, 2014 to May 9, 2013.  Accordingly, the Rights expired at the close of business on May 9, 2013, and the Rights Agreement has been terminated and is of no further force and effect.

The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2013,  to the full text of the Rights Agreement, which was filed as Exhibit 4.1 to the Company’s Form 8-A filed with the Securities and Exchange Commission on July 6, 2012, and to the full text of Amendment No. 1 to the Rights Agreement, which was filed as Exhibit 4.4 to the Company’s Form S-3/A filed with the Securities and Exchange Commission on April 3, 2013, each of which is incorporated herein by reference.

Item 2.   Exhibits.

Item 2 to the Registration Statement is hereby amended and supplemented by the addition of the following:

4.2       Amendment, dated as of May 9, 2013, to Rights Agreement, dated as of July 5, 2012, as amended, by and between Christopher & Banks Corporation and Broadridge Corporate Issuer Solutions, Inc., incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Luke R. Komarek
Luke R. Komarek
Senior Vice President, General Counsel

Date: May 9, 2013

EXHIBIT INDEX

Exhibit Number	Description
4.1

Rights Agreement, dated as of July 5, 2012, between Christopher & Banks Corporation and Wells Fargo Bank, National Association, as Rights Agent, including the form of Certificate of Designations of Series A Junior Participating Preferred Stock, the forms of Right Certificate, Assignment and Election to Purchase, and the Summary of Rights attached thereto as Exhibits A, B and C, respectively, incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2012.

4.2

Amendment, dated as of May 9, 2013, to Rights Agreement, dated as of July 5, 2012, as amended, by and between Christopher & Banks Corporation and Broadridge Corporate Issuer Solutions, Inc., incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2013.